United States of America
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2008

Integrity Mutual Funds, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (701) 852-5292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On February 29, 2008, Integrity Mutual Funds, Inc. (the "Company") announced that Mark R. Anderson, Chief Executive Officer, President and Director has resigned from his positions with the Company, effective February 29, 2008.  Concurrent with the resignation, the Company announced that Bradley Wells, Senior Vice President of Retail Administration of the Company, would succeed Mr. Anderson as Interim Chief Executive Officer and President of the Company.

In connection with Mr. Anderson's resignation, the Company has entered into a Separation Agreement with Mr. Anderson, dated February 29, 2008 (the "Separation Agreement").  Under the terms of the Separation Agreement, subject to Mr. Anderson meeting his obligations thereunder in all material respects, Mr. Anderson is entitled to receive a payment in the amount of $59,000, payable on March 14, 2008 (less required withholding deductions including federal and state taxes and FICA).  The Company will pay to Mr. Anderson his vested balance in the Company's Employee Stock Ownership Plan on March 14, 2008, or as soon thereafter as practicable.

This summary of the terms of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, attached as Exhibit 10.1 to this filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            (b)        On February 29, 2008, Mark R. Anderson announced his resignation from his positions as Chief Executive Officer, President and Director of the Company, effective February 29, 2008.

            (c)        In connection with Mr. Anderson's resignation, Bradley Wells, currently Senior Vice President of Retail Administration of the Company, has been appointed as Interim Chief Executive Officer and President of the Company, effective immediately upon Mr. Anderson's resignation.

Mr. Wells, 55, joined the Company in 2001 and has served in various executive positions, including the Senior Vice President of Retail Administration.  Mr. Wells is a registered representative, registered investment advisor, and registered securities principal and holds a B.B. Administration from the University of North Dakota.

Item 9.01. Financial Statements and Exhibits.

            (c)        Exhibits-The following exhibits are furnished as part of this current report:

Exhibit Number	Description
10.1	Separation Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrity Mutual Funds, Inc.

By:	/s/ Heather Ackerman
Heather Ackerman
Chief Financial Officer and Controller

Dated:  March 4, 2008

Exhibit Index

Exhibit Number	Description
10.1	Separation Agreement